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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(B) OR (G) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

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                                EASYRIDERS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  DELAWARE                                      33-0811505
          (STATE OF INCORPORATION)                   (IRS EMPLOYER IDENTIFICATION NO.)
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
      567 SAN NICOLAS DRIVE, SUITE 400
          NEWPORT BEACH, CALIFORNIA                                92660
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
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                      (ZIP CODE)

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     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General
Instruction A.(c), check the following box   [X]

     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General
Instruction A.(d), check the following box.  [ ]

     Securities Act registration statement file number to which this form relates: N/A (if applicable).

       Securities to be registered pursuant to Section 12(b) of the Act:

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
                                                           NAME OF EACH EXCHANGE
           TITLE OF EACH CLASS TO                         ON WHICH EACH CLASS IS
              BE SO REGISTERED                               TO BE REGISTERED
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
             COMMON STOCK, $.001                          AMERICAN STOCK EXCHANGE
             PAR VALUE PER SHARE

     SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(G) OF THE ACT: NONE

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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Registrant's Common Stock, par value $.001 per share, to be registered hereby is set forth under the caption "Description of Easyriders Common Stock -- Common Stock" set forth in the Prospectus/Proxy Statement dated September 8, 1998, filed as a part of the Registrant's Registration Statement on Form S-4 No. 333-58501 under the Securities Act of 1933, including any form of prospectus subsequently filed pursuant to Rule 424(b), and such description is incorporated herein by this reference.

ITEM 2. EXHIBITS

     No exhibits are required by Instruction II to Item 2 to be filed with either the Securities and Exchange Commission or the American Stock Exchange.
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                                   SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned thereto duly authorized.

                                          EASYRIDERS, INC.

Date: September 22, 1998.                 By     /s/ WILLIAM E. PRATHER

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                                            William E. Prather, President and
                                             Chief
                                            Executive Officer